UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero, Suite 3720
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Private Placement Agreements

Securities Purchase Agreement and Warrant

On January 10, 2011, Ecotality, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with ABB Technology Ventures Ltd. (the “Investor”) pursuant to which the Investor agreed to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for an aggregate purchase price of $10,000,000.  The per share purchase price will be equal to 110% of the 10-day volume weighted average price of the Common Stock over the ten day period ending on the trading date prior to the closing date (the “Per Share Purchase Price”).  The Per Share Purchase Price is subject to a collar such that the Per Share Purchase Price will not be less than $3.62 nor greater than $3.84.  The parties expect the closing to occur three business days following the signing of the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Investor will also receive a five-year warrant to purchase a number of shares of Common Stock equal to 40% of total number of shares of Common Stock purchased at the closing.  The exercise price of the Warrant will initially be equal to 135% of the Per Share Purchase Price.  The Company may not effect any exercise of the Warrant in an amount that would result in the Investor or its affiliates beneficially owning more than 19.99% of the outstanding Common Stock upon such an exercise.

The descriptions of the terms and conditions of the Securities Purchase Agreement and Warrant are qualified in their entirety by the full text of such documents, each of which is attached hereto as an Exhibit.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investor as an accredited investor as defined under the Securities Act, and such transaction will be effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

Strategic Relationship Agreements

Collaboration and Strategic Supplier Relationship Framework Agreement

On January 10, 2011, the Company entered into a Collaboration and Strategic Supplier Relationship Framework Agreement (the “Framework Agreement”) with ABB Inc., an affiliate of the Investor.  The Framework Agreement sets forth the general terms for the collaboration and strategic supplier relationship that ABB Inc. and the Company have agreed to implement between themselves and their affiliated companies.

Collaboration and Strategic Supplier Relationship for NAM Agreement

On January 10, 2011, the Company entered into the “Collaboration and Strategic Supplier Relationship for NAM” Agreement (the “NAM Agreement”) with ABB Inc.  The NAM Agreement sets forth the terms of the supplier relationship between the Company and ABB Inc. with respect to the North American market.  The NAM Agreement provides that the ABB Inc. and its affiliates will collaborate with the Company and its affiliates to further the development, expansion, and acceptance of market-leading battery charging solutions that incorporate, use or rely on the Company’s technology and/or that provide the networking functionality that the Company and its affiliates have designed and operate, associated with its “BLINK” trademark.

Amendment to Master Overhead Joint Venture Agreement

On January 10, 2011, the Company entered into an Amendment to Master Overhead Joint Venture Agreement (the “Amendment”) with Shenzhen Goch Investment Ltd. (“SGI”).  The Amendment modifies certain provisions of the Master Overhead Joint Venture Agreement entered into on September 15, 2009 between the Company and SGI to accommodate the transactions with the Investor and ABB Inc. described above.

The descriptions of the terms and conditions of the Framework Agreement, the NAM Agreement and the Amendment are qualified in their entirety by the full text of such documents, each of which is attached hereto as an Exhibit.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10.1	Securities Purchase Agreement

10.2	Form of Warrant

10.3	Collaboration and Strategic Supplier Relationship Framework Agreement

10.4	“Collaboration and Strategic Supplier Relationship For NAM” Agreement

10.5	Amendment to Master Overhead Joint Venture Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 10, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	January 10, 2011
H. Ravi Brar